Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Michael J. Newport, the Chief Executive Officer and William D. Thomas, the Chief Financial Officer, of Mainland Resources Inc. (the “Company”), each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-Q/A (Amendment No. 1) for the period ended August 31, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-Q/A (Amendment No. 1) fairly presents in all material respects the financial condition and results of operations of the Company.

/s/ Michael J. Newport
Michael J. Newport
Chief Executive Officer
(Principal Executive Officer)
Date: November 14, 2011

/s/ William D. Thomas
William D. Thomas
Chief Financial Officer
(Principal Financial Officer)
Date: November 14, 2011

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Mainland Resources Inc. and will be retained by Mainland Resources Inc. and furnished to the Securities and Exchange Commission or its staff upon request.